This agreement is made among Hotels Magazine, Hotel Consulting Services, Inc.. doing business as HVS International, hereafter referred to as HVS., and Gaming Venture Corp., USA hereafter GVC , (hereafter referred to as the parties). for the purpose of working together on a daily fax newsletter for the hotel industry (hereafter the product).

WHEREAS, the parties wish to set forth in this Agreement final terms regarding the production, distribution and managing of the product as well as distribution of profits derived from it.

NOW' THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:


I.  PUBLICATION Of THE PRODUCT

GVC will he responsible for;
   Writing of the newsletter.
   Faxing the newsletter five days a week (Sunday Thursday).
   Tracking and recording of revenue and expenses associated with the newsletter.
   Distribution of profits on a quarterly basis.

Hotels Magazine will be responsible for; Providing story ideas to GVC

HVS will be responsible for; Providing story ideas to GVC


II.   MARKETING
In order to give this product full visibility and support the parties agree to marketing efforts as follows.

  HVC - Include the product in its marketing material and bi-monthly direct mail pieces.
    Phone solicitations for subscriptions
    Marketing of the product on their website
    Include product in trade show materials

Hotels Magazine - Include a marketing and subscription piece in its magazine once a month.
Market product at industry conferences


Run story on the product on an ongoing basis

III.   WARRANTIES AND INDEMNIFICATION

A.   Each Party warrants to the other Parties, and their licenses that

I.   They have full power to enter into this Agreement;

2. That they have not entered into any other arrangement for production of the product in whole or in part, in any manner anywhere in the world, in any form, except as disclosed to each other in writing prior to the date of this Agreement;

B. Should any Party violate the foregoing warranty, the Parties agree to indemnify and hold the other Parties and their licensees harmless:

1. from and against all manner of claims, demands suits, or proceedings which may be asserted or instituted on such grounds, and

2. from and against all liability, costs, expenses, or damages, including reasonable attorney's fees arising to the violating Party or for which the Party may incur or sustain by reason of any of the foregoing.

C. Parties shall promptly and diligently defend any claim, demand, or action that may he made or brought against Them collectively and/or individually which claim, demand, or action is based on assertions or allegations of infringement or violation of copyright, proprietary rights, or any other rights of any person or party.

D. The provisions of this Section shall survive the termination of this Agreement.

IV.   CALCULATION AND DISTRIBUTION OF REVENUE

A. Revenues to the Parties from distribution and sale of the Product shall be calculated and distributed according to the following schedule:

1. GVC will track and record all expenses and revenues for this product keeping such records as required to meet standard accounting practices.

2. After the payment of the Hard Cost (defined as phone, fax, paper, accounting, news service and other reasonable costs of producing the product) from revenues from the sale of the Product remaining profits will be divided as follows:

a)   GVC 50%

b)   HVS 25%

c)   Hotel Magazine 25%

3. The payments to the Parties as delineated above will survive the termination of the Agreement.

B. Payments and sales and expense reports shall be made to the Parties by GVC on a quarterly basis and GVC will keep records in sufficient detail, and shall permit such records to be examined by the other Parties or their day designated agent during regular business hours upon a reasonable advance request.


1. When in the judgment of the Parties, the demand for the Product is no longer sufficient to warrant its continued production, Parties may discontinue further production of the product.

2. Parties agree that during the term of this Agreement they will not without the written permission of the other Parties, write, print, publish, or cause or permit to be written, printed, or published, other products that might interfere with or injure the sale of the product Unless otherwise specified in this Agreement. Parties will not unreasonably withhold such permission.

1. Parties grants permission to each other to abstract the product or use selected portions of the product, as long as appropriate citation to the product is made.


V.   TERM AND TERMINATION

A. The term of this Agreement shall commence on the date of its execution and shall continue for a period of one year. On the anniversary of this Agreement ("Anniversary"), this Agreement will be automatically renewed for an additional one year term unless any of the parties, at least sixty (60) days prior to the Anniversary, notifies the other parties in writing, by certified mail, return receipt requested, of its intention to terminate the Agreement effective on such Anniversary. At that time, the parties will have the option to renegotiate the Agreement or terminate their relationship.

B. The parties shall have the unilateral right to terminate this agreement upon the following circumstances, and the failure of one party to insist on strike performance shall not be deemed a waiver of future breaches:

1. Material breach of the terms of the Agreement if failure by the breaching party to cure occurs after 30 days written notice;

2. Failure to meet the projected revenue target of the product during the first year of this Agreement.

provided however, that in the event of either 1 or 2 above, the parties agree to work toward a mutually acceptable financial resolution.

VI.   MISCELLANEOUS PROVISIONS

A. No Agency. The parties declare that each is a separate legal entity and not the agent or attorney-in fact of the other, and this Agreement shall not he deemed to create either a joint venture, partnership, agency and/or employment relationship between the parties.

B. Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties, which shall not be unreasonably withheld.

C. Force Majeure. Any party shall he excused from its obligation hereunder for extraordinary' delays in performing and failures to perform under this Agreement to the extent that such delay or failure results from any cause beyond its reasonable control, including, solely by way of example and without limitation, delays caused by the other party, strike and labor disputes, government regulations, public disorders, catastrophes of nature or fire, or the delay of any supplier; provided, however, that if such delay or default exceeds three (3) months, the party not denying or defaulting may terminate this Agreement on 45 days' written notice to the other party. So long as such default or delay persists, the party delaying or defaulting will keep the other party at all times fully informed concerning the matter causing the delay or default, infusing its best estimate of the time it will be able to resume performance.

D. Notices. All notices hereunder shall he in writing and shall be effective when sent by facsimile (provided, however, that any notice which could affect the rights of either party shall also be sent by registered mail or overnight courier), registered mail, return receipt requested, or by an overnight courier service such as DHL or Federal Express, addressed to parties as set forth below or at such other addresses either party may have last designated in writing in the manner herein provided. Such notice shall be deemed given when received but in any event no later than three (3) days after sent by a nationally known carrier or mail, or in the case of facsimile, the next day after it was sent. All notices shall be sent to the following addresses.

To: Hotels
Attn.:   Don Lock
1350 E. Touhy Ave.
Des Plaines, IL 60017-5080

To: HVS International
Attn.:   Keith Kefgen
372 Willis Avenue
Mineola, NY 1 1501

To: Gaming Venture Corp.
Attn.:   Alan R. Woinski
177 Main Street - Suite 312
Fort Lee, NJ 07024


E. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason he held by a court of competent jurisdiction to be unenforceable in any respect, such holding shall not affect the other provisions of this Agreement and the Agreement shall then b construed as if such unenforceable provisions are not a part of it.

F. Entire Agreement. The Agreement represents the entire agreement between the parties relating to the subject matter hereof and shall supersede any other agreements, whether oral or written. There are no understandings, representations or warranties of any kind except as expressly set forth in this Agreement. No waiver, alternation or modification of any of the provisions of this Agreement shall be binding on any party unless in writing and signed by the party against whom enforcement of such waiver, alteration or modification is sought.

G. Headings. The headings used in this Agreement are for purposes of convenience or reference only.

H. Governing Laws. This agreement shall he construed and interpreted. and the legal relations created by it shall be determined, in accordance with the law of the State of Illinois, regardless of the place of its physical execution.

I. Survival. Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, any term, provision or condition required for the interpretation of this Agreement or necessary for the full observation and performance by each party hereto of all rights and obligations rising prior to the date of expiration or termination shall survive such expiration or termination.


IN WITNESS WHEREOF, the parties have executed this document as indicated below.


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